Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Janel Corporation
303 Merrick Road Suite 400
Lynbrook, New York 11563

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 27, 2017 relating to the consolidated financial statements of Janel Corporation and Subsidiaries for the years ended September 30, 2017 and 2016.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
January 30, 2018